     AS FILED WITH THE SECURITIES & EXCHANGE COMMISSION ON OCTOBER 18, 1994

                                                 REGISTRATION NO.33-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-8
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                          FLEET FINANCIAL GROUP, INC.
             (Exact Name of Registrant as Specified in its Charter)
                            ------------------------

                RHODE ISLAND                                     05-0341324
        (State or other jurisdiction                          (I.R.S. Employer
      of incorporation or organization                       Identification No.)

                50 KENNEDY PLAZA, PROVIDENCE, RHODE ISLAND 02903
          (Address of Principal Executive Offices, including Zip Code)

                FLEET FINANCIAL GROUP, INC. AMENDED AND RESTATED
                  1992 STOCK OPTION AND RESTRICTED STOCK PLAN
                              (Full Title of Plan)

                             WILLIAM C. MUTTERPERL
              SENIOR VICE PRESIDENT, SECRETARY AND GENERAL COUNSEL
                          FLEET FINANCIAL GROUP, INC.
                                50 Kennedy Plaza
                         Providence, Rhode Island 02903
                            ------------------------

                                    Copy to:

                            V. DUNCAN JOHNSON, ESQ.
                                EDWARDS & ANGELL
                           2700 Hospital Trust Plaza
                         Providence, Rhode Island 02903
                            ------------------------

                                 (401) 278-5880
         (Telephone number, including area code, of agent for service)
                            ------------------------

                        CALCULATION OF REGISTRATION FEE

==================================================================================================
                                                      PROPOSED        PROPOSED
                                                      MAXIMUM         MAXIMUM
                                                      OFFERING       AGGREGATE
TITLE OF SECURITIES                  AMOUNT TO         PRICE          OFFERING       AMOUNT OF
TO BE REGISTERED                   BE REGISTERED    PER SHARE(1)      PRICE(1)    REGISTRATION FEE
- --------------------------------------------------------------------------------------------------
Common Stock, $1.00 par
  value(2)........................    6,500,000       $37.125       $241,312,500      $83,212
==================================================================================================

(1) Pursuant to Rule 457 of the rules and regulations of the Commission under the Securities Act of 1933, as amended, based on a price of $37.125 per share (the average of the high and low prices per share on the New York Stock Exchange on October 12, 1994).
(2) Including Preferred Share Purchase Rights.
                            ------------------------

     PURSUANT TO RULE 429 OF THE RULES AND REGULATIONS OF THE COMMISSION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, THE PROSPECTUS CONTAINED HEREIN RELATES ALSO TO REGISTRATION STATEMENT NOS. 33-48818, 33-25872 AND 2-93150.

================================================================================

   This document constitutes part of the prospectus covering securities that have been registered under the Securities Act of 1933.

PROSPECTUS
- ----------
               EMPLOYEE STOCK OPTION AND RESTRICTED STOCK PLANS
                            ------------------------

                               10,500,000 SHARES
                         COMMON STOCK, $1.00 PAR VALUE

                            ------------------------

     Shares of Common Stock covered by this Prospectus have been or are being offered from time to time by Fleet Financial Group, Inc. (the "Company") to officers and other key employees of the Company and its subsidiaries pursuant to the terms of the Company's Amended and Restated 1992 Stock Option and Restricted Stock Plan, the Amended and Restated 1988 Stock Option Plan and the 1984 Stock Option Plan (collectively, the "Plans"). The Plans are described herein under the captions "The Company's Stock Options and Restricted Stock Awards" and "Stock Option and Restricted Stock Plans". Option prices have been and will be determined in relation to the fair market value of the Company's Common Stock as described hereinafter.

     The net proceeds to be received by the Company upon the exercise of options will be the entire purchase price for all shares sold, less expenses incurred in connection therewith such as transfer agents' fees and costs of registration.

     Salaried officers and employees of the Company and its subsidiaries are eligible to receive options and restricted stock awards.
                            ------------------------

     This Prospectus is not available for reoffers or resales of Common Stock acquired by "affiliates" of the Company (as defined by the Securities Act of 1933, as amended (the "Securities Act"), and Rule 405 promulgated thereunder).

     Certain officers of the Company should be aware of the reporting requirements applicable to them under Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and of the six-month short-swing recapture provisions that may be applicable to them under Section 16(b) of the Exchange Act in connection with the exercise of options and the resale of shares acquired pursuant to the Plans.

     The executive office of the Company is located at 50 Kennedy Plaza, Providence, Rhode Island 02903; telephone number (401) 278-5800.

     This Prospectus also covers such additional shares as may be issuable under the Plans in the event of a stock dividend, split-up of shares, recapitalization or other similar change in the Common Stock.
                            ------------------------

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                            ------------------------
                THE DATE OF THIS PROSPECTUS IS OCTOBER 18, 1994.

            THE COMPANY'S STOCK OPTIONS AND RESTRICTED STOCK AWARDS

     General. Employee stock options and restricted stock awards are intended to encourage ownership by salaried officers and employees of the common stock, $1.00 par value (the "Common Stock"), of the Company, and to provide incentives for such employees to put forth maximum efforts for successful operation of the Company. The Plans seek to benefit the Company by making it possible for the Company and its subsidiaries to attract and retain the best available management and key technical talent and by rewarding key employees for their contribution to the operating progress and earning power of the Company. The grant of an option or restricted stock award does not, however, constitute an agreement of employment by the Company or give any employment rights per se to a participant.

     There are 10,500,000 shares of the Company's Common Stock reserved for grant or award pursuant to the terms of the Amended and Restated 1992 Stock Option and Restricted Stock Plan (the "1992 Plan") to key officers and employees of the Company and its subsidiaries. The 1992 Plan was adopted by the Board of Directors of the Company on January 15, 1992 and approved by the stockholders on April 15, 1992. On February 16, 1994 and April 20, 1994, respectively, the Board of Directors and the stockholders approved an amendment and restatement of the 1992 Plan to increase the number of shares issuable under the 1992 Plan from 4,000,000 to 10,500,000, eliminate certain discretion granted to the committee charged with administration of the 1992 Plan, extend certain post-active employment exercise rights and qualify stock options, stock appreciation rights and restricted stock granted under the 1992 Plan for an exemption from the deductibility limitation set forth in Rule 1.162-27 (now in effect or as amended) under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). See "Stock Options and Restricted Stock -- Administration" and "Federal Income Tax Consequences." Rule 1.162-27 relates to the disallowance by publicly-held companies of tax deductions for employee remuneration in excess of $1 million, and is hereafter referred to as the "IRS Regulations". At September 15, 1994, options for the purchase of 3,007,800 shares were outstanding and restricted stock awards with respect to 35,000 shares had been issued under the 1992 Plan.

     The Amended and Restated 1988 Stock Option Plan (the "1988 Plan") was adopted by the Board of Directors of the Company on February 17, 1988 and approved by the stockholders on May 18, 1988. On November 15, 1989 and April 18, 1990, respectively, the Board of Directors and the stockholders approved an amendment and restatement of the 1988 Plan to provide for the grant of restricted stock awards. Upon adoption of the 1992 Plan, the 1988 Plan was terminated with the result that no further options or restricted stock awards thereunder have been or will be granted. At September 15, 1994, options for the purchase of 1,158,950 shares were outstanding and restricted stock awards with respect to 105,000 shares had been issued under the 1988 Plan.

     The 1984 Stock Option Plan (the "1984 Plan") was adopted by the Board of Directors of the Company on February 8, 1984 and approved by the stockholders on April 11, 1984. Upon adoption of the 1988 Plan, the 1984 Plan was terminated with the result that no further options thereunder have been or will be granted. At September 15, 1994, options for the purchase of 501,902 shares were outstanding under the 1984 Plan.

                    STOCK OPTION AND RESTRICTED STOCK PLANS

     Participation. All salaried officers and employees of the Company and its subsidiaries are eligible to receive options and restricted stock awards under the 1992 Plan. Notwithstanding the foregoing, no person is eligible to participate in the 1992 Plan, or to exercise options previously granted or take possession of restricted stock previously issued, if such person beneficially owns five percent or more of the Company's Common Stock. The total amount of Common Stock for which options may be granted or restricted stock awards may be issued to any one person may not exceed 10% of the total amount of outstanding Common Stock of the Company. With respect to any options granted on or after April 20, 1994 under the 1992 Plan, no optionee shall receive options in any fiscal year of the Company which, in the aggregate, exceed an amount equal to 5% of the additional shares of the Company's Common Stock authorized for issuance under the 1992 Plan at the 1994 Annual Meeting of Stockholders. With respect to restricted stock awarded under the 1992 Plan, no person shall be granted restricted stock awards in any fiscal year of the Company which, in the aggregate, exceed 100,000 shares of the Company's Common Stock. Further, the total amount of the Company's

Common Stock as to which restricted stock awards may be issued under the 1992 Plan shall not exceed an amount equal to 1% of the Company's outstanding Common Stock. If any option granted, or any restricted stock award issued, under the 1992 Plan shall expire, terminate or be forfeited for any reason without having been exercised in full, or prior to the expiration (if at all) of the Restricted Period (as herein defined), as applicable, the corresponding number of shares which were reserved for issuance upon either the exercise of the option or the lapse of the Restricted Period shall again be available for the purposes of the 1992 Plan.

     Administration. The Plans are administered by the Human Resources and Planning Committee (the "Committee"), which is appointed by the Company's Board of Directors and consists of members of the Board who are not officers of the Company. Present Committee members are Bradford R. Boss, James F. Hardymon, Arthur C. Milot, Thomas D. O'Connor and John S. Scott. The address of the Committee members is c/o the Company, 50 Kennedy Plaza, Providence, Rhode Island 02903. Members of the Committee may not participate in the Plans and must be "disinterested" for purposes of Rule 16b-3 (now in effect or as amended) under the Exchange Act. In addition, each member of the Committee must be an "outside" director as such term is defined in the IRS Regulations. The Committee determines the terms of each option and restricted stock award, subject to the terms of the Plans, and is empowered to prescribe rules and regulations relating to the Plans, to interpret the Plans and to determine the terms (which need not be identical) of individual options or restricted stock awards granted under the Plans. After being granted an option or restricted stock award, each recipient must enter into an option agreement or restricted stock agreement, as applicable, with the Company setting forth the terms of the option or stock award. Upon exercise of options, employees are required to pay the option price in full prior to receipt of certificates for Common Stock. An employee to whom a restricted stock award is issued will not receive certificates for the Common Stock until certain conditions are satisfied (if at all) and the Restricted Period lapses.

     Options. Options granted under the Plans may be exerciseable immediately, after a period of time or in installments, as determined by the Committee. The option price shall not be less than the fair market value of the Common Stock on the date of grant. The fair market value on the date of grant of the option shall be determined by the Committee.

     Exercise of Options. Options are exercised upon delivery by an optionee to the Company at its office at 50 Kennedy Plaza, Providence, Rhode Island, of payment for the whole number of shares that the optionee then seeks to purchase under his option agreement with the Company. Exercise of options may be made only by the optionee and may be made as to all or any number of the shares available for exercise theretofore unexercised under the option except that no option may be exercised for less than ten shares unless the issue of a lesser number is enough to exhaust the option. If not exercised, options expire not later than ten years from the date of grant, or at such earlier time as the Committee may determine, subject to earlier termination as set forth below.

     At the request of a holder of an option, the Company may establish procedures with a broker to provide for the delivery by the Company directly to the broker of a copy of the notice of exercise upon its receipt and for delivery of the shares issuable thereunder to the broker upon issuance. This procedure will facilitate the sale of Common Stock by optionees as the broker may pay the exercise price and applicable taxes on behalf of the optionee and immediately sell the Common Stock for the account of the optionee or establish a margin account for those shares in accordance with applicable law and regulations.

     Payment for Option Shares. The option price is payable either (a) in cash, or (b) by the delivery of shares of the Company's Common Stock already owned by the optionee, or (c) a combination of (a) and (b). Common Stock so utilized will be valued in accordance with the applicable provisions of the Code, and regulations thereunder or, in the absence thereof, at the mean of the high and low market prices on the date of exercise. The purpose of this feature is to permit optionees, if they so desire, to exercise options without having to obtain cash by borrowing or by selling Common Stock and incurring a tax liability. In accordance with present Internal Revenue Service and Securities and Exchange Commission ("Commission") guidelines, optionees are also permitted to engage in a successive exchange (or series of exchanges) in which Common Stock they are entitled to receive upon the exercise of an option may be simultaneously utilized as payment for the exercise of an additional option or options. If Common Stock acquired upon the exercise of an Incentive

Option (as defined below) has not been held for the requisite holding periods described under "Federal Income Tax Consequences" below, and is delivered for the exercise of an Incentive Option, such transaction is a disqualifying disposition. If the exercise of an option results in income taxable as wages to the optionee, such holder may request that the Company withhold from the Common Stock issuable upon exercise of such option in lieu of cash payment by the optionee, such number of shares of Common Stock which, when multiplied by the current market price, equals the withholding tax obligation of the Company in respect of such wages.

     Purchase of Options. Under the Plans, a stock option may include, at the discretion of the Committee, a provision permitting the holder to, in effect, sell the option back to the Company in whole or in part (a stock appreciation right, or "SAR"). In such case, the consideration to be paid by the Company shall be, as determined by the Committee, either (a) cash in the amount of the excess over the option price of the then market value of the Common Stock covered by the portion of the option purchased (the "SAR Spread"), (b) that number of full shares of Common Stock of the Company determined by dividing the SAR Spread by the then market value of the Common Stock, or (c) a combination of
(a) and (b). An SAR permits an optionee to realize the benefits intended to be conferred by stock options without requiring the exercise of an option and the sale of the shares purchased. Shares subject to options so sold to the Company pursuant to an SAR shall not again be available for grant for purposes of the respective Plans. In any fiscal year of the Company, the aggregate number of shares of Common Stock as to which SARs may be granted to any optionee shall not exceed 5% of the additional shares of the Company's Common Stock authorized for issuance under the 1992 Plan at the 1994 Annual Meeting of Stockholders.

     Termination of Options Granted Prior to April 20, 1994. Options granted prior to April 20, 1994 terminate immediately after employment terminates (other than by reason of retirement with the Company's consent, in which case the optionee has three months, or such longer period not to exceed five years as may be approved by the Committee, to exercise his options to the extent he was entitled to do so immediately prior to his retirement). Options are not transferable except by will or the laws of descent and distribution or pursuant to a qualified domestic relations order. If an employee holding an option dies while employed or within three months after retirement with the consent of the Company, such option may be exercised, to the extent the employee was entitled to do so at his death, by his executor, administrator or legal representative, within such period not exceeding one year after the employees's death, as shall be set forth in the specific option agreement.

     Termination of Options Granted On or After April 20, 1994. Options granted on or after April 20, 1994 terminate immediately after employment terminates, unless such termination is the result of death, disability or retirement with the Company's consent, in which case the optionee or his personal representative has twelve months, or such longer period not to exceed five years as may be approved by the Committee, to exercise his options to the extent the optionee was entitled to do so immediately prior to the cessation of such optionee's active employment due to death, disability or retirement with the Company's consent. Options are not transferable except by will or the laws of descent and distribution or pursuant to a qualified domestic relations order.

     Provisions Applicable to All Restricted Stock Awards. Upon the grant of restricted stock, the shares are registered in the employee's name and an employee generally has all incidents of ownership, including the right to receive cash dividends and to vote the shares. However, the employee may not sell, transfer, assign or otherwise encumber or dispose of the shares, except by will or the laws of descent and distribution, for such period as the Committee may determine, beginning on the date on which the award is granted (the "Restricted Period"). The restricted stock awards may vest in installments or a lump sum upon satisfaction of certain conditions which, in the case of restricted stock awarded on or after April 20, 1994, shall relate solely to the attainment of one or more preestablished objective performance goals. If the restrictions on vesting are not satisfied, the shares are forfeited by the employee and transferred to, and reacquired by, the Company and may, under certain circumstances, be awarded as restricted stock or granted as options. The restricted stock is held by the Company until the restrictions are satisfied (if at all, in the case of performance restricted stock awarded on or after April 20, 1994). The employee is responsible for paying all Federal and state tax liabilities with respect to the award or vesting of restricted stock and to make any other payments which may be established in connection therewith. The Committee also is authorized to take any action it deems necessary to satisfy Federal and state tax withholding requirements with respect to any award of restricted stock. The restricted stock agreement may provide that the employee may elect to satisfy Federal and state tax withholding requirements through retention of shares of Common Stock transferred to the employee under the award or by the delivery of previously owned Common Stock; provided that any such election shall satisfy applicable rules and regulations of the Commission with respect to executive officers of the Company. No restricted stock may be granted after January 15, 2002, or an earlier date on which all of the Common Stock reserved in connection with the 1992 Plan has been awarded as restricted stock or granted as options.

     Restricted Stock Awards Granted Prior to April 20, 1994. Restricted stock awarded under the Plans prior to April 20, 1994 is subject to one or more employment, performance or other forfeiture conditions which are set forth in the agreement providing for such restricted stock award. If employment terminates for any reason, other than retirement with the consent of the Company, death or disability, prior to the expiration of the Restricted Period of an award or the lapsing of any other restrictions, any shares remaining subject to restrictions shall be forfeited by the employee and transferred to, and reacquired by, the Company at no cost to the Company. If employment terminates due to retirement with the Company's consent, death or disability, the Restricted Period shall be deemed to lapse as of the date of such retirement, death or disability on that portion of the restricted stock award which equals the portion of the Restricted Period measured in full or partial months completed before the date of retirement, death or disability. In the event of restrictions lapsing on specified percentages of the awards over a period of time, that portion of the restricted stock award which has not had the Restricted Period lapse shall be forfeited.

     Restricted Stock Awards Granted On or After April 20, 1994. With respect to restricted stock awarded on or after April 20, 1994 under the 1992 Plan, the Restricted Period will lapse, if at all, solely on account of the attainment of one or more preestablished objective performance goals. The Committee shall establish the performance goals in writing on the date of grant when the attainment of such goals is substantially uncertain. The agreement providing for such restricted stock shall specify that the Restricted Period shall lapse only upon written certification by the Committee that the applicable performance goals have been satisfied, subject to earlier termination as described herein. If employment terminates for any reason, other than death or disability, prior to the lapsing of the Restricted Period, or if the Committee determines that the applicable performance goals have not been satisfied, any shares remaining subject to the restrictions shall be forfeited by the employee and transferred to, and reacquired by, the Company at no cost to the Company. If employment terminates due to death or disability, the Restricted Period shall be deemed to lapse as of the date of such death or disability on that portion of the restricted stock award which equals the portion of the Restricted Period measured in full or partial months completed before the date of death or disability. In the event of restrictions lapsing on specified percentages of the awards over a period of time upon the attainment of applicable performance goals, that portion of the restricted stock award which has not had the Restricted Period lapse shall be forfeited.

     Stock Dividends or Splits. Appropriate adjustments will be made in the number of shares covered by each option and as to which restricted stock awards have been granted, and to the option price if the Company pays stock dividends (if in excess of 5% of the outstanding Common Stock in the aggregate for any fiscal year of the Company) or effects stock splits or other reclassifications of shares resulting in increases of outstanding shares of Common Stock, without the receipt of consideration therefor by the Company.

     Duration and Amendment of Plan. The 1992 Plan terminates on January 15, 2002, but the Board of Directors may terminate the Plan prior to that date. The 1988 Plan and the 1984 Plan have been terminated as to further option grants and restricted stock awards thereunder. Amendments may be made by the Committee, but stockholders must approve amendments which (i) increase the maximum number of shares covered by the 1992 Plan, (ii) change the manner of determining minimum option prices, (iii) extend the period when options may be exercised or restricted stock awards may vest, (iv) alter requirements as to the administration of the 1992 Plan by a committee consisting of members of the Company's Board of Directors not eligible to receive options or restricted stock awards or (v) are material under applicable Federal securities laws. In addition, the provisions of the Plans relating to a change in control may be amended only by the Board of Directors in accordance with the terms of the Plan. No termination or amendment may adversely affect the rights of existing optionees or recipients of restricted stock awards without their consent.

                        FEDERAL INCOME TAX CONSEQUENCES

     The following discussion is based upon Federal income tax laws and regulations in effect on the date of this Prospectus, which are subject to change, and does not purport to be a complete description of the Federal income tax aspects of the Plans. Optionees or recipients of stock awards may also be subject to state and local taxes in connection with the grant or exercise of options granted or stock awarded under the Plans and the sale or other disposition of shares acquired upon exercise of options or vesting of stock awards.

     THE COMPANY ASSUMES NO RESPONSIBILITY WITH RESPECT TO THE TAX CONSEQUENCES TO OPTIONEES OF OPTION TRANSACTIONS OR RECIPIENTS OF RESTRICTED STOCK AWARDS, AND OPTIONEES AND RECIPIENTS ARE ADVISED TO CONSULT THEIR TAX ADVISORS WITH RESPECT TO TAX MATTERS.

TAX ASPECTS OF OPTIONS

     The 1992 Plan provides for the grant of options which are meant to qualify under the provisions of Section 422 of the Code ("Incentive Options") or which will not so qualify ("Non-Qualified Options").

     Incentive Options. Neither the grant nor, in general, the exercise of an Incentive Option will result in taxable income to the optionee or in a tax deduction to the Company. If no disposition of the Common Stock acquired by exercise is made within two years of grant of the option nor within one year after exercise of the option, gain or loss on a subsequent disposition of the shares will be long-term capital gain or loss.

     Although neither the grant nor exercise of an Incentive Option results in taxable income, the exercise of the Incentive Option may result in the imposition of the alternative minimum tax. An optionee generally must include in alternative minimum taxable income the amount by which the price he paid for an Incentive Option is exceeded by the option's fair market value at the time his rights to the stock are freely transferable or are not subject to a substantial risk of forfeiture. The same approach must be used to determine the stock's basis for minimum tax computations. If an optionee exercises and disposes of an Incentive Option in the same year (i.e., makes a disqualifying disposition) and the amount of money he realizes from the disposition is less than the value of the option at the time of exercise, the amount of income on the disposition that must be included in the alternative minimum taxable income may not exceed the excess (if any) of the amount realized from the disposition over the optionee's adjusted basis in the stock.

     If the shares are disposed of before the expiration of either of the one year or two year holding periods described above, the optionee will, in general, realize ordinary income equal to the difference between the option price and the fair market value at the time of exercise (or, in the case of certain arm's-length dispositions to an unrelated third person, the fair market value at the time of disposition, if less), plus capital gain as to any additional appreciation. The Company generally would be entitled to an income tax deduction equal to the amount of any ordinary income realized by the employee, subject to applicable tax withholding and reporting requirements.

     Where an Incentive Option is exercised more than three months after termination of employment (except following termination by death or death within three months of termination of employment, or in certain cases of disability), the tax consequences of exercise will, in general, be the same as described below for Non-Qualified Options, rather than as described above. To qualify for Incentive Option treatment, an optionee may not vest in more than $100,000 (based on the option price) of options per year.

     Non-Qualified Options. Under current Treasury Regulations, the grant of Non-Qualified Options will not result in taxable income to the optionee or in a tax deduction to the Company. On the date of exercise of such an option, ordinary income will generally be realized by the optionee in the amount of the difference between the fair market value of the Common Stock on such date and the option price, and the Company will generally be entitled to a deduction in the same amount. Such income realized by the optionee will constitute "wages" subject to income tax withholding requirements. The optionee's tax basis for the shares acquired pursuant to a Non-Qualified Option will be increased by the amount of the taxable income attributable to the exercise, and any gain or loss realized on the disposition of the shares will be capital gain or loss. Whether such capital gain or loss is long-term depends upon whether the shares have been held for more than one year following the date on which income upon the exercise of the option is realized.

     Stock Appreciation Rights. If the holder of an option exercises an SAR, in whole or in part, the cash paid to the optionee is generally taxable as wages subject to income tax withholding requirements, and Common Stock issued to the optionee will be taxable under Section 83 of the Code. Under Section 83, payments in Common Stock to optionees are taxable as wages in an amount equal to the fair market value of the Common Stock and are subject to income tax withholding. The Company will generally be entitled to a deduction in the same amount, and at the same time, that an optionee recognizes income in connection with an SAR exercise.

     Allowing payment of the option price by delivery of previously-owned Common Stock of the Company postpones the recognition of any taxable capital gain on the unrealized appreciation of the tendered shares. In the case of an Incentive Option exercised by delivery of previously-owned stock received upon exercise of an Incentive Option, income will be recognized unless the previously-owned shares have been held for the one-year and two-year holding periods described above. If the stock was not acquired upon the exercise of an Incentive Option, there is no applicable holding period.

TAX ASPECTS OF RESTRICTED STOCK

     When the restrictions on ownership lapse and the shares of restricted stock are vested, if at all, in the case of restricted stock awarded on or after April 20, 1994, the employee recognizes ordinary income in an amount equal to the fair market value of the Common Stock on the date of vesting. The employee may make an election under Section 83(b) of the Code to recognize the fair market value of the Common Stock as taxable income at the time of grant. Dividends paid to an employee on restricted stock prior to vesting are treated as ordinary income to the employee in the year received. In general, the Company receives a deduction for Federal income tax purposes equal to the ordinary income recognized by the employee at such time as the employee recognizes such income.

SECTION 162(M)

     The Company has sought to qualify stock options, stock appreciation rights and restricted stock granted under the 1992 Plan for an exemption from the deductibility limitation set forth in the IRS Regulations under Section 162(m) of the Code. The limitation applies only to certain of the Company's senior executives. If grants to such executives qualify as performance-based compensation, taxable income recognized by the executives in connection with stock options, stock appreciation rights and restricted stock will be fully deductible by the Company, as discussed above. Since the IRS Regulations are in preliminary form, there can be no assurance that stock options, stock appreciation rights or restricted stock awards granted under the 1992 Plan will qualify as performance-based compensation under the final regulations promulgated pursuant to Section 162(m).

ERISA

     The Plans are not qualified under Section 401(a) of the Code and are not subject to the Employee Retirement Income Security Act of 1974.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed with the Commission by the Company are incorporated in this Prospectus and the Registration Statement relating to the securities under the Plan by reference:

     1.  Annual Report on Form 10-K for the year ended December 31, 1993.

     2. Quarterly Reports on Form 10-Q for the quarters ended March 31, 1994 and June 30, 1994.

     3. Current Reports on Form 8-K dated March 10, 1994, May 9, 1994, August 15, 1994, and September 7, 1994.

     4. The description of the Company's Common Stock contained in a Registration Statement filed by Industrial National Corporation (predecessor to the Company) on Form 8-B dated May 29, 1970, and any amendment or report filed for the purpose of updating such description.

     5. The description of the Preferred Share Purchase Rights contained in the Company's Registration Statement on Form 8-A dated November 29, 1990, and any amendment or report filed for the purpose of updating such description.

     Such incorporation by reference shall not be deemed to specifically incorporate by reference the information referred to in Item 402(a)(8) of Regulation S-K.

     All other documents filed with the Commission by the Company pursuant to
Section 13, 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold are incorporated herein by reference and such documents shall be deemed to be a part hereof from the date of filing of such documents. Any statement contained in this Prospectus or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

                              FURTHER INFORMATION

     Any person receiving a copy of this Prospectus may obtain, without charge, upon written or oral request, the following: (a) a copy of (i) any of the documents incorporated by reference herein and in the Registration Statement relating to the securities under the Plan which have been registered under the Securities Act, except the exhibits to such documents, and (ii) any documents required to be delivered pursuant to Rule 428(b) under the Securities Act, and
(b) additional information about the Plans and its administrators. Requests may be directed to the Corporate Communications Department, Fleet Financial Group, Inc., 50 Kennedy Plaza, Providence, RI 02903; telephone number (401) 278-5879.

     No dealer, salesman or other person has been authorized to give any information or to make any representations other than as contained in this Prospectus in connection with the offer contained herein, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company. Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstances create an implication that there has been no change in the affairs of the Company since the date hereof. This Prospectus does not constitute an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom is it unlawful to make such offer or solicitation.

PROSPECTUS
- -------------------------

                                1,051,765 SHARES

                          FLEET FINANCIAL GROUP, INC.

                                  COMMON STOCK

                                $1.00 PAR VALUE

                                  THE OFFERING

     This Prospectus relates to 1,051,765 shares of Common Stock, $1.00 par value, of Fleet Financial Group, Inc. (the "Corporation") purchased or which may be purchased by executive officers of the Corporation (the "Selling Stockholders") pursuant to stock options granted and restricted stock awarded pursuant to stock option and restricted stock plans of the Corporation and its predecessors. Specific information as to the Selling Stockholders may be found on pages 3 and 4 of this Prospectus. The Corporation has been informed that said 1,051,765 shares of Common Stock may be offered from time to time publicly by the Selling Stockholders through one or more transactions on a national securities exchange, in the over-the-counter market or through one or more brokers. The shares will be offered at prices prevailing at the time of sale. The market price for the Common Stock on the New York Stock Exchange on October 18, 1994 was $37.125 per share.

     The Selling Stockholders and anyone effecting sales on behalf of the Selling Stockholders may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended, and commissions or discounts given may be regarded as underwriting commissions or discounts under said Act.

     The Corporation will not receive any of the proceeds from sales by the Selling Stockholders.
                            ------------------------
     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OR THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                            ------------------------
                THE DATE OF THIS PROSPECTUS IS OCTOBER 18, 1994

                             AVAILABLE INFORMATION

     The Corporation is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports and other information with the Securities and Exchange Commission (the "Commission"). Proxy statements, reports and other information concerning the Corporation can be inspected and copied at the Commission's office at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and the Commission's Regional Offices in New York (Suite 1300, Seven World Trade Center, New York, New York 10048) and Chicago (Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661), and copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Reports, proxy material and other information concerning the Corporation also may be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005. This Prospectus does not contain all information set forth in the Registration Statement and exhibits thereto which the Corporation has filed with the Commission under the Securities Act of 1933, as amended (the "Securities Act"), which may be obtained from the Public Reference Section of the Commission at its principal office at 450 Fifth Street, N.W. Washington, D.C. 20549, upon payment of the prescribed fees, and to which reference is hereby made.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed with the Commission by the Corporation are incorporated in this Prospectus by reference:

          1.  Annual Report on Form 10-K for the year ended December 31, 1993.

          2. Quarterly Reports on Form 10-Q for the quarters ended March 31, 1994 and June 30, 1994.

          3. Current Reports on Form 8-K dated March 10, 1994, May 9, 1994, August 15, 1994 and September 7, 1994.

          4. The description of the Common Stock contained in a Registration Statement filed by Industrial National Corporation (predecessor to the Corporation) on Form 8-B dated May 29, 1970, and any amendment or report filed for the purpose of updating such description.

          5. The description of the Preferred Share Purchase Rights contained in the Corporation's Registration Statement on Form 8-A dated November 29, 1990, and any amendment or report filed for the purpose of updating such description.

     Such incorporation by reference shall not be deemed to specifically incorporate by reference the information referred to in Item 402(a)(8) of Regulation S-K.

     All documents filed with the Commission by the Corporation pursuant to Sections 13, 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of this offering of the Common Stock offered hereby are incorporated herein by reference and such documents shall be deemed to be a part hereof from the date of filing of such documents. Any statement contained in this Prospectus or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     ANY PERSON RECEIVING A COPY OF THIS PROSPECTUS MAY OBTAIN, WITHOUT CHARGE, UPON WRITTEN OR ORAL REQUEST, A COPY OF ANY OF THE DOCUMENTS INCORPORATED BY REFERENCE HEREIN (OTHER THAN THE EXHIBITS TO SUCH DOCUMENTS). WRITTEN REQUESTS SHOULD BE MAILED TO THE CORPORATE COMMUNICATIONS DEPARTMENT, FLEET FINANCIAL GROUP, INC., 50 KENNEDY PLAZA, PROVIDENCE, RHODE ISLAND 02903. TELEPHONE REQUESTS MAY BE DIRECTED TO (401) 278-5879.

                          FLEET FINANCIAL GROUP, INC.

     The executive office of the Corporation is located at 50 Kennedy Plaza, Providence, Rhode Island 02903. The Corporation's telephone number is (401) 278-5800.

                              SELLING STOCKHOLDERS

     Set forth below is information as to the Selling Stockholders, the number of shares of Common Stock of the Corporation beneficially owned, the number which may be offered as set forth on the cover of this Prospectus (assuming certain options are exercised and certain stock awards vest) and the number of shares to be owned after completion of the offering assuming all shares are sold.

                                                  NUMBER OF
                                                  SHARES OF        NUMBER OF        NUMBER OF
                                                 COMMON STOCK     SHARES WHICH     SHARES TO BE
                                                 BENEFICIALLY        MAY BE        OWNED AFTER
   NAME AND POSITION WITH THE CORPORATION           OWNED          OFFERED(1)      OFFERING(2)
- ---------------------------------------------    ------------     ------------     ------------
Terrence Murray..............................       185,668          345,090          43,078
  Chairman, President and
  Chief Executive Officer

Robert H. Higgins............................        68,799          143,429          13,470
  Vice Chairman

H. Jay Sarles................................        91,619          172,057          16,764
  Vice Chairman

Michael R. Zucchini..........................        42,212          109,049           6,663
  Vice Chairman

Eugene M. McQuade............................         4,095           17,800           4,095
  Executive Vice President and
  Chief Financial Officer

James P. Murphy..............................           742           37,000             742
  Executive Vice President

John B. Robinson, Jr.........................        12,948           71,661             487
  Executive Vice President

Peter C. Fitts...............................            --           15,800              --
  Senior Vice President

William C. Mutterperl........................        44,514           84,814              --
  Senior Vice President, Secretary and
  General Counsel

Anne M. Slattery.............................            --               --              --
  Senior Vice President

M. Anne Szostak..............................         9,070           50,565           2,305
  Senior Vice President

Brian T. Moynihan............................           127            4,500             127
  Vice President

- ---------------
(1) Includes shares owned that were purchased pursuant to stock options granted and restricted stock awarded by the Corporation and shares that may be purchased or for which restrictions may lapse pursuant to such plans on or before September 15, 1994.
(2) None of the Selling Stockholders shall own 1% or more of the Corporation's outstanding shares of Common Stock after completion of the offering.

                                 LEGAL MATTERS

     The validity of shares of Common Stock offered hereby will be passed upon for the Corporation by Edwards & Angell, Providence, Rhode Island. V. Duncan Johnson, a partner of Edwards & Angell, is a director of Fleet National Bank, a subsidiary of the Corporation, and beneficially owns 4,052 shares of Common Stock of the Corporation.

                                    EXPERTS

     The consolidated financial statements of the Corporation appearing in the Corporation's 1993 Annual Report to Stockholders and incorporated by reference in the Corporation's 1993 Annual Report on Form 10-K for the year ended December 31, 1993, incorporated by reference herein (and elsewhere in the Registration Statement) have been incorporated by reference herein (and elsewhere in the Registration Statement) in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, and upon the authority of said firm as experts in accounting and auditing.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents are incorporated herein by reference:

          1. The Corporation's Annual Report on Form 10-K for the year ended December 31, 1993, filed with the Securities and Exchange Commission (the "Commission") pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

          2. The Corporation's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1994 and June 30, 1994, filed with the Commission pursuant to Section 13(a) of the Exchange Act.

          3. The Corporation's Current Reports on Form 8-K dated March 10, 1994, May 9, 1994, August 15, 1994 and September 7, 1994 filed with the Commission pursuant to Section 13(a) of the Exchange Act.

          4. The description of the Corporation's Common Stock contained in a Registration Statement filed by Industrial National Corporation (predecessor to the Corporation) on Form 8-B dated May 29, 1970, and any amendment or report filed for the purpose of updating such description.

          5. The description of the Preferred Share Purchase Rights contained in the Corporation's Registration Statement on Form 8-A dated November 29, 1990, and any amendment or report filed for the purpose of updating such description.

     All other documents filed with the Commission by the Corporation pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in this Registration Statement or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     The validity of shares of Common Stock offered hereby will be passed upon for the Corporation by Edwards & Angell, Providence, Rhode Island. V. Duncan Johnson, a partner of Edwards & Angell, is a director of Fleet National Bank, a subsidiary of the Corporation, and beneficially owns 4,052 shares of Common Stock of the Corporation.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Corporation's By-laws provide for indemnification to the extent permitted by Section 7-1.1-4.1 of the Rhode Island Business Corporation Law. Such section, as adopted by the By-laws, requires the Corporation to indemnify directors, officers, employees or agents against judgments, fines, reasonable costs, expenses and counsel fees paid or incurred in connection with any proceeding to which such proceeding to which such director, officer, employee or agent or his legal representative may be a party (or for testifying when not a party) by reason of his being a director, officer, employee or agent, provided that such director, officer, employee or agent shall have acted in good faith and shall have reasonably believed (a) if he was acting in his official capacity that his conduct was in the Corporation's best interests, (b) in all other cases that his conduct was at least not opposed to its best interests, and (c) in the case of any criminal proceeding, he had not reasonable cause to believe his conduct was unlawful. The Corporation's By-laws provide that such rights to indemnification are contract rights and that the expenses incurred by an indemnified person shall be paid in advance of a final disposition of any proceeding; provided, however, that if required under applicable law, such person delivers a written affirmation that he has met the standards of care required under such provisions to be entitled to indemnification.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8.  EXHIBITS.

    4(a) -- Fleet Financial Group, Inc. Amended and Restated 1992 Stock Option and Restricted
            Stock Plan.
    4(b) -- Restated Articles of Incorporation, as amended, and By-laws (Exhibit 1 of the
            Company's Form 10-Q Quarterly Report dated June 30, 1992).
    5    -- Opinion of Edwards & Angell.
   23(a) -- Consent of KPMG Peat Marwick LLP.
   23(b) -- Consent of Edwards & Angell (included in exhibit 5).
   24    -- See page II-5.

ITEM 9.  UNDERTAKINGS.

     The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

          (2) That for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned Registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's Annual Report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     The undersigned Registrant hereby undertakes to deliver, or cause to be delivered with the Prospectus, to each person to whom the Prospectus is sent or given, a copy of the Registrant's latest Annual Report to Stockholders that is incorporated by reference in the Prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the Prospectus, to deliver, or cause to be delivered to each person to whom the Prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the Prospectus to provide such interim financial information.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the Registrant's By-laws, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefor, unenforceable. In the event that a claim of indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the act and will be governed by the final adjudication of such issue.

                           SIGNATURES AND AMENDMENTS

     Each person whose signature appears below hereby constitutes and appoints the Chairman and President, the Vice Chairman and Chief Financial Officer or the Secretary of the Registrant, or any one of them, acting alone, as his true and lawful attorney-in-fact, with full power and authority to execute in the name, place and stead of each such person in any and all capacities and to file, an amendment or amendments to the Registration Statement (and all exhibits thereto) and any documents relating thereto, which amendment may make such changes in the Registration Statement as said officer or officers so acting deem(s) advisable.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that if has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Albany, State of New York, on September 21, 1994.

                                            FLEET FINANCIAL GROUP, INC.

                                                    /S/  TERRENCE MURRAY
                                            By ................................
                                                      TERRENCE MURRAY
                                               CHAIRMAN, PRESIDENT AND CHIEF
                                                     EXECUTIVE OFFICER

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on September 21, 1994.

           /S/  TERRENCE MURRAY             Chairman, President and Chief Executive
 ........................................     Officer
             TERRENCE MURRAY

          /S/  EUGENE M. MCQUADE            Executive Vice President and Chief
 ........................................     Financial Officer
            EUGENE M. MCQUADE

         /S/  WILLIAM BARNET, III           Director
 ........................................
           WILLIAM BARNET, III

          /S/  BRADFORD R. BOSS             Director
 ........................................
             BRADFORD R. BOSS

       /S/  PAUL J. CHOQUETTE, JR.          Director
 ........................................
          PAUL J. CHOQUETTE, JR.

          /S/  JAMES F. HARDYMON            Director
 ........................................
            JAMES F. HARDYMON

          /S/  ROBERT M. KAVNER             Director
 ........................................
             ROBERT M. KAVNER

          /S/  LAFAYETTE KEENEY             Director
 ........................................
             LAFAYETTE KEENEY

         /S/  RAYMOND C. KENNEDY            Director
 ........................................
            RAYMOND C. KENNEDY

           /S/  ARTHUR C. MILOT             Director
 ........................................
             ARTHUR C. MILOT

          /S/  RUTH R. MCMULLIN             Director
 ........................................
             RUTH R. MCMULLIN

         /S/  THOMAS D. O'CONNOR            Director
 ........................................
            THOMAS D. O'CONNOR

         /S/  MICHAEL B. PICOTTE            Director
 ........................................
            MICHAEL B. PICOTTE

           /S/  JOHN A. REEVES              Director
 ........................................
              JOHN A. REEVES

           /S/  JOHN R. RIEDMAN             Director
 ........................................
             JOHN R. RIEDMAN

            /S/  JOHN S. SCOTT              Director
 ........................................
              JOHN S. SCOTT